UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2017

Acushnet Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37935	45-5644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street

Fairhaven, Massachusetts 02719

(Address of Principal Executive Offices) (Zip Code)

(800) 225-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Acushnet Holdings Corp. (“Acushnet”) announced today that Walter R. Uihlein, President and Chief Executive Officer (“CEO”) of Acushnet, has notified the Acushnet Board of Directors of his plan to retire, effective January 1, 2018.  Mr. Uihlein started with Acushnet in 1976 and has been the senior golf executive since 1995.  Upon his retirement as President and CEO of Acushnet, Uihlein will remain on the Board of Directors of Acushnet and will also become an Advisor to the Chairman of the Board of Directors.

Acushnet also announced today that its Board of Directors has appointed David E. Maher, Acushnet’s current Chief Operating Officer, to succeed Mr. Uihlein as President and CEO of Acushnet, effective upon Mr. Uihlein’s retirement.  Mr. Maher, age 49, joined Acushnet in 1991 and was appointed Chief Operating Officer in June 2016.  Prior to that, Mr. Maher was Senior Vice President, Titleist Worldwide Sales and Global Operations from February 2016 to June 2016 and Vice President, Titleist U.S. Sales from 2001 to January 2016.

Effective upon his promotion to President and CEO of Acushnet on January 1, 2018, Mr. Maher’s base salary will be increased to $750,000 and he will become eligible to receive a target annual cash incentive award equal to his base salary.  Mr. Maher will also receive an equity grant with a grant date fair value of $3,000,000 which will vest as to one third of such grant on each of the first three anniversaries of the grant date.

A copy of the Company’s press release announcing this executive transition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Acushnet Holdings Corp. dated September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

	By:	/s/ William Burke
	Name:	William Burke
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer
Date: September 25, 2017